Exhibit 5

Stinson Morrison Hecker LLP

2600 Grand

Kansas City, Missouri 64108

June 28, 2004

Euronet Worldwide, Inc.

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to Euronet Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 763,733 shares of the Company’s common stock, $0.02 par value per share (collectively, the “Shares”), issued to the selling stockholders listed in the Registration Statement.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware and the federal law of the United States of America.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company). This opinion assumes that the provisions of the Company’s Certificate of Incorporation will not be amended after the date hereof.

Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant:

(a) we are of the opinion that the Company has authority pursuant to its Certificate of Incorporation, as amended, to issue up to an aggregate of 60,000,000 shares of common stock, $0.02 par value per share (“Common Stock”).

(b) with respect to an aggregate of 233,501 Shares subject to the Registration Statement issued to or for the benefit of Paul van der Schueren, Ryad Boulanouar and Kamran Virani prior to the date hereof, we are of the opinion that such Shares have been duly authorized, were legally issued and are fully paid and nonassessable.

(c) with respect to an aggregate of 46,512 Shares subject to the Registration Statement that may be issued to or for the benefit of Kamran Virani as “Earn Out Shares” pursuant to the “EPS Purchase Agreement”, as defined in the prospectus included in the Registration Statement, assuming that upon issuance such Shares together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired do not exceed 60,000,000 shares, we are of the opinion that such Shares have been duly authorized and upon issuance shall be legally issued and fully paid and nonassessable.

(d) with respect to an aggregate of 483,720 Shares subject to the Registration Statement that may be issued to or for the benefit of Paul van der Schueren and Ryad Boulanouar as “Option Shares”, as defined in the prospectus included in the Registration Statement, assuming adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such Shares, assuming that upon issuance such Shares together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired do not exceed 60,000,000 shares, and assuming payment of legal consideration in excess of the par value thereof for such Shares in the manner contemplated by the prospectus included in the Registration Statement and by such resolution, we are of the opinion that such Shares shall have been duly authorized and upon issuance shall be legally issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Registration Statement.

We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Stinson Morrison Hecker LLP